UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2019

 Array BioPharma Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16633	84-1460811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado 80301
(Address of principal executive offices, including Zip Code)

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARRY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

In this report, “Array BioPharma,” “Array,” “we,” “us” and “our” refer to Array BioPharma Inc., unless the context otherwise provides.

Item 7.01	Regulation FD Disclosure.

On May 21, 2019, Array BioPharma Inc. issued a press release today announcing positive results from the interim analysis of the Phase 3 BEACON CRC trial evaluating the combination of BRAFTOVI® (encorafenib), a BRAF inhibitor, MEKTOVI® (binimetinib), a MEK inhibitor, and ERBITUX® (cetuximab), an anti-EGFR antibody (BRAFTOVI Triplet), in patients with BRAFV600E-mutant metastatic colorectal cancer (mCRC), following one or two prior lines of therapy.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1
Press release dated May 21, 2019 entitled “Array BioPharma Announces BRAFTOVI + MEKTOVI + Cetuximab Meet Primary Endpoints of ORR and OS in Phase 3 BEACON CRC Trial Interim Analysis for the Treatment of BRAFV600E-mutant Metastatic Colorectal Cancer.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2019	Array BioPharma Inc.

	By:	/s/ JASON HADDOCK
Jason Haddock
Chief Financial Officer